BELL MICROPRODUCTS

CONTACT:	W. Donald Bell Chairman, President & CEO Bell Microproducts Inc.

(408) 451-9400

FOR IMMEDIATE RELEASE

BELL MICROPRODUCTS ANNOUNCES THE APPOINTMENT OF ROGER V. SMITH TO BOARD OF DIRECTORS

Leading Storage Distributor Changes Board to Nine Members

San Jose, Calif. – November 11, 2004 – Bell Microproducts Inc. (Nasdaq: BELM) today announced the appointment of Roger V. Smith, 63, to the Board of Directors of the company. Mr. Smith has also been appointed as a member of the company’s Audit Committee and will work with the company’s officers and directors on a broad basis, including financial matters.

The appointment of Mr. Smith increases the Board membership to nine members. The Board of Directors approved the expansion.

Mr. Smith is a recognized leader of the financial community. He is the Principal Officer of Smith Venture Group and was founding President and CEO of Silicon Valley Bank. Mr. Smith currently serves on the boards of Venture Lending and Leasing Funds and Focus Ventures. He has previously served on the boards of Silicon Valley Bancshares, Greater Bay Bancorp, and the Community Foundation of Silicon Valley. He holds a BS in Business from University of Colorado and an MBA from University of Santa Clara.

“We are pleased to welcome Roger Smith to Bell Microproducts, “ states Mr. W. Donald Bell, President and CEO. “Roger brings years of experience in finance and banking which is particularly pertinent to our growth strategy. We expect to greatly benefit from Roger’s guidance and advice.”

About Bell Microproducts

Bell Microproducts is an international, value-added provider of a wide range of high-technology products, solutions, and services to the industrial and commercial markets. The company’s offering includes semiconductors, computer platforms, peripherals, and storage products of various types including desktop, high-end computer and storage subsystems, fibre channel connectivity products, RAID, NAS and SAN storage systems, back-up products, storage management software, and extensive support, integration and installation services. Bell Microproducts is an industry-recognized specialist in storage products and is one of the world’s largest storage-centric value-added distributors.

The company’s products are available at any level of integration, from components to subsystem assemblies and fully-integrated, tested and certified system solutions. The company adds value with a broad range of services including testing, software loading, kitting, mass storage system integration, and computer system integration. Trained and certified technical personnel complete each of these processes at Bell Microproducts’ ISO 9001:2000 facilities. Bell Microproducts markets and distributes more than 125 brand name product lines, as well as its own Rorke Data storage brands, to original equipment manufacturers (OEMs), contract electronic manufacturing services (EMS) customers, value-added resellers (VARs) and system integrators in the Americas and Europe. More information can be found in the company’s SEC filings, or by visiting the Bell Microproducts Web site at www.bellmicro.com.

Safe Harbor Statement

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which reflect the Company’s current views of future events and financial performance, involve known and unknown risks and uncertainties which could cause actual results or facts to differ materially from such statements for a variety of reasons including, but not limited to: the ability to successfully integrate the operations of recent acquisitions, industry conditions, changes in product supply, pricing, and customer demand, competition, other vagaries in the computer and electronic components markets, changes in relationships with key suppliers, foreign currency fluctuations and the other risks described from time to time in the Company’s reports to the Securities and Exchange Commission (including the company’s Annual Report on Form 10-K). Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update publicly or revise any forward-looking statements.